UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 7, 2008

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California  92660-3095

 (Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2008, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Mindspeed Technologies, Inc. (the “Company”) approved the Mindspeed Technologies, Inc. Directors Stock Plan Award Agreement Restricted Stock Unit Terms and Conditions (the “Plan Terms”). The Plan Terms supplement the Mindspeed Technologies, Inc. Directors Stock Plan (the “Plan”). In accordance with the Plan, each of the Company’s non-employee directors shall receive an annual grant of restricted stock units in an amount equal to the lesser of: (i) 15,000 restricted stock units; or (ii) the number of restricted stock units (rounded to nearest whole unit) equal to $45,000 divided by the closing price of the Company’s common stock on the date of grant. The grant of these restricted stock units will be made to each newly elected non-employee director and each continuing non-employee director of the Company immediately following each annual meeting of shareholders. The recipient shall not have the rights of a shareholder until such time as the shares of the Company’s common stock underlying the restricted stock units are settled by the issuance of such shares of the Company’s common stock to the non-employee director. However, the recipient will receive dividends in respect of the shares of the Company’s common stock underlying the restricted stock units, which will be paid if and when such dividends are normally paid to the Company’s shareholders. Upon receipt of the shares of the Company’s common stock underlying the restricted stock units, the recipient shall have the right to vote the shares of the Company’s common stock. One share of the Company’s common stock shall be issuable for each restricted stock unit awarded. Further, these restricted stock units will be deemed to have been earned upon the earliest of: (a) ten (10) days after: (i) the recipient retires from the Board after attaining age fifty five (55) and completing at least five (5) years of service as a director; or (ii) the recipient resigns from the Board or ceases to be a director by reason of antitrust laws, compliance with the Company’s conflict of interest policies, death, disability or other circumstances, and the Board has not determined (prior to the expiration of such ten (10) day period) that such resignation or cessation of service as a director is adverse to the best interests of the Company; or (b) the occurrence of a change of control of the Company (as defined in the Plan). A grant letter, which specifies the number of restricted stock units to be awarded to each non-employee director (the “Grant Letter”), shall be issued to each recipient. The Plan Terms, together with the Grant Letter, constitute the award agreement.

The foregoing descriptions of the Plan Terms and the Grant Letter are qualified by reference to the complete text thereof, which are filed as Exhibits 10.1 and 10.2, respectively, attached hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

10.1                                                 Mindspeed Technologies, Inc. Directors Stock Plan Award Agreement Restricted Stock Unit Terms and Conditions

10.2                                                 Form of Mindspeed Technologies, Inc. Directors Stock Plan Restricted Stock Unit Grant Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: April 11, 2008	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Mindspeed Technologies, Inc. Directors Stock Plan Award Agreement Restricted Stock Unit Terms and Conditions

10.2	Form of Mindspeed Technologies, Inc. Directors Stock Plan Restricted Stock Unit Grant Letter